Exhibit 10.149

This Instrument Prepared By

Kenneth P. Ezell, Jr.

Baker, Donelson, Bearman, Caldwell & Berkowitz

211 Commerce Street

Suite 800

Nashville, TN 37201

ASSIGNMENT AND ASSUMPTION OF AIR RIGHTS LEASE

THIS ASSIGNMENT AND ASSUMPTION OF AIR RIGHTS LEASE made and entered into as of the 29th day of July, 2011 by and between HEALTHCARE EQUITY PARTNERS, LLC, a Tennessee limited liability company (“Assignor”) to OAK HILL PARTNERS, LLC, a Tennessee limited liability company (“Assignee”).

WITNESSETH:

WHEREAS, Jefferson Equity Partners, LLC, a Tennessee limited liability company (“JEP”) was the Tenant and Mercy Health Partners, Inc., f/k/a St. Mary’s Health System, Inc., is the Landlord, under a certain Air Rights Lease dated March 27, 2003, as amended by a First Amendment, dated October 8, 2003, and a Second Amendment dated as of May 14, 2008 (collectively, the “Lease”), of the property described on Exhibit “A” hereto (the “Property’), for the lease of a certain Air Space Parcel described on Exhibit “A” hereto which is situated above the property described on Exhibit “A” hereto (the “Property”).

WHEREAS, the Tenant constructed the Tenant Facility over Landlord’s Facility and within the Air Space Parcel.

WHEREAS, a Memorandum of Air Rights Lease and Grant of Easements has been recorded as Instrument No. 200310300048689 in the Register’s Office for Knox County, Tennessee.

WHEREAS, JEP assigned its interest as Tenant in the Air Rights Lease to HEP pursuant to an Assignment and Assumption of Air Rights Lease dated October 28, 2003, which is recorded as Instrument No. 200311140053214 in the Register’s Office for Knox County, Tennessee.

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to acquire from Assignor all Assignor’s right, title and interest in, to and under the Lease.

NOW, THEREFORE, in consideration of the premises and mutual covenants and promises of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1. Assignment of Lease. Assignor hereby assigns all of its right, title and interest in and to the Lease to Assignee.

2. Assumption by Assignee. Assignee hereby agrees to assume and perform all of the obligations, liabilities and responsibilities of the Assignor under the Lease.

3. Further Assurances. Assignor agrees from time to time, upon the reasonable request and at the costs and expense of Assignee, to execute, acknowledge and deliver such further documentation as may be necessary or desirable in Assignee’s discretion to accomplish fully and properly evidence the assignment of the Lease from Assignor to Assignee.

4. Defined Terms. The terms “Air Space Parcel”, “Tenant Facility” and “Landlord’s Facility” shall have the same meaning herein as defined in the Lease.

5. Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the Assignor has executed this Assignment and Assumption Agreement as of the date and year first above written,

HEALTHCARE EQUITY PARTNERS, LLC, a Tennessee limited liability company

By:	/s/ Norman T. Brinkman
Norman T. Brinkman

COMMONWEALTH OF VIRGINIA

COUNTY OF ALBEMARLE

Before me,                     , a Notary Public in and for the State and County aforesaid, personally appeared, Norman T. Brinkman, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Manager of Healthcare Equity Partners, LLC, the within named bargainor, a Tennessee limited liability company, and that he as such Manager, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such Manager.

WITNESS my hand and seal at office, on this the 29th day of July, 2011.

Notary Public

My Commission Expires:

ACCEPTANCE BY ASSIGNEE

Agreed to and accepted on behalf of Assignee by the undersigned duly authorized office of Assignee.

OAK HILL PARTNERS, LLC, a Tennessee limited liability company

By:	/s/ Norman T. Brinkman
Norman T. Brinkman

COMMONWEALTH OF VIRGINIA

COUNTY OF ALBEMARLE

Before me,                     , a Notary Public in and for the State and County aforesaid, personally appeared, Norman T. Brinkman, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Manager of Oak Hill Partners, LLC, the within named bargainor, a Tennessee limited liability company, and that he as such Manager, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such Manager.

WITNESS my hand and seal at office, on this the 29th day of July, 2011.

Notary Public

My Commission Expires:

CONSENT OF LANDLORD AND RELEASE

Mercy Health Partners, Inc. joins in the execution of this Assignment and Assumption Agreement for the purpose of consenting to the assignment of the Lease. Landlord further agrees to accept a guaranty of the obligations of Assignee under the Lease by Assignor, in the place of Brinkman Management & Development Corporation, which is released of its obligations pursuant to the Guaranty Agreement dated as of October 8, 2003.

MERCY HEALTH PARTNERS, INC., a Tennessee nonprofit corporation

By:
Title:

STATE OF TENNESSEE

COUNTY OF KNOX

Before me,                     , a Notary Public in and for the State and County aforesaid, personally appeared,                     , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself (or herself) to be the                      of Mercy Health Partners, Inc., the within named bargainor, a Tennessee nonprofit corporation, and that he as such                     , being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by                      self as such                     .

WITNESS my hand and seal at office, on this the 29th day of July, 2011.

Notary Public

My Commission Expires:

EXHIBIT A

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